EXHIBIT-99.1
Contacts:

Media	Investors
Brad Bishop	Sean O’Hara	Sam Leno
574-372-4291	574-371-8032	574-372-4790
bradley.bishop@zimmer.com	sean.f.ohara@zimmer.com	sam.leno@zimmer.com
Zimmer Reports Fourth Quarter and 2006 Financial Results
Fourth Quarter Highlights
•	Net Sales of $934 million represent an increase of 10% reported (8% constant currency)

•	Worldwide and Americas Reconstructive Sales increased 11% reported (8% constant currency) and 10% reported (10% constant currency), respectively

•	Worldwide and Americas pricing remained stable at 0.4% and 1.6%, respectively

•	9,584 Zimmer® Gender Solutions ™ Knees implanted during the quarter

•	Almost $50 million of Trabecular Metal ™ Technology sales, an increase of 47% constant currency during the quarter

•	Dental sales increased 27% reported (24% constant currency)

•	Continued margin expansion—78% gross, 36% operating and 26% net reported and adjusted; and 78% gross, a record 38% operating and a record 28% net adjusted excluding the effect of SFAS 123R, Share-Based Payment

•	Diluted EPS were $1.02 reported and adjusted, and $1.08 adjusted excluding the effect of Share-Based Payment, an increase of 26% over prior period

•	Operating cash flow of $247 million
Full Year Highlights
•	Net Sales increased 6% reported (7% constant currency) to $3.5 billion

•	Worldwide Reconstructive Sales increased 7% reported (7% constant currency)

•	Diluted EPS were $3.40 reported, $3.44 adjusted and $3.65 adjusted excluding the effect of Share-Based Payment, an increase of 18% over prior year

•	Operating cash flow of over $1 billion, a 19% increase over prior year

•	Repurchased 12.1 million common shares at an average price of $66.07

•	The Company is increasing its full year 2007 guidance for sales by approximately $20 million, which is $40 million over current First Call consensus, and is increasing its full year 2007 guidance for adjusted diluted earnings per share by $0.05
(WARSAW, IN) January 29, 2007 — Zimmer Holdings, Inc. (NYSE and SWX: ZMH) today reported financial results for the fourth quarter and year ended December 31, 2006. For the fourth quarter, the Company announced net sales of $934 million, an increase of 10% reported and 8% constant currency, exceeding First Call estimates of $925 million. Diluted earnings per share for the quarter were $1.02 reported and adjusted, exceeding First Call earnings estimates of $0.99 adjusted. Reported and adjusted diluted earnings per share for the fourth quarter of 2006 include a $0.06 per diluted share impact related to the adoption of SFAS 123R, Share-Based Payment. Effective January 1, 2006, the Company adopted this new accounting standard using the modified-prospective method. In accordance with this adoption method, the Company has not adjusted its historical financial statements to reflect the impact of Share-Based Payment. Excluding the effect of Share-Based Payment, adjusted diluted earnings per share for the quarter were $1.08, an increase of 26% over prior year. Full year net sales were $3.5 billion and diluted earnings per share were $3.40 reported and $3.44 adjusted. Excluding the effect of Share-Based Payment, full year diluted earnings per share were $3.65 adjusted, an increase of 18% over prior year.
“For the quarter, we are pleased with our double-digit sales increase. Almost 10,000 Zimmer® Gender Solutions™ Knees implanted helped drive the Americas’ three full points of sequential quarterly sales growth,” said Ray Elliott, Zimmer Chairman, President and CEO. “For the year, we generated $0.62 of adjusted operating profit on each new sales dollar, contributing to record operating cash flow that topped $1 billion, a 125% to cash conversion ratio from net earnings.”
During the quarter, the Company continued to ramp up its sales and marketing efforts related to the Zimmer® Gender Solutions™ Knee. A concerted direct-to-consumer marketing campaign was undertaken to support the launch. To date, nearly 200 million media impressions have been generated in a communications campaign designed to educate consumers about the differences in female knee anatomy. Over 70,000 hits were received in the latter part of 2006 on the Company’s new www.GenderKnee.com website. The direct-to-patient campaign will expand during the first half of 2007 to 23 U.S. cities as product and instrument availability is increased substantially to meet broader demand.
“During the year, we experienced a tremendous flow of new products and reached a Zimmer record 24% of sales coming from new products, including $229 million in the fourth quarter,” said Elliott. Key new products, in addition to the Gender Solutions knee, included: the Trabecular Metal™ Primary Hip Prosthesis; the Trabecular Metal Acetabular Revision System; the Durom® Acetabular Cup with Metasul® LDH™ Large Diameter Heads; Epoch® II Composite Hip Stem; Trilogy AB® Ceramic-on-Ceramic Acetabular System; Zimmer® Reverse and Inverse Anatomical™ Shoulder Systems; Zimmer® Minimally Invasive Solutions™ Femoral Nailing Solutions; Zimmer NCB® Plating System; Trinica® Anterior Lumbar Plate (ALP) System; Dynesys® Dynamic Stabilization System with hydroxyapatite (HA)-coated screws; Trabecular Metal Thoracolumbar Components; and CopiOs™ Bone Void Filler Sponge.
“At the end of 2006, we adopted a new set of corporate strategic initiatives designed to take us beyond those that have served us exceedingly well since 1997,” said Elliott. “We have now organized our efforts around ‘Enable, Innovate and Grow.’ These strategic initiatives are clearly evolutionary, not revolutionary. We will focus our attention on nine mandates to support these initiatives—women’s musculoskeletal health, biologics, health economics, advanced materials, Zimmer® SmartTools, advanced Zimmer® Institute education, spine/dental expansion, new audiences and infrastructure investments.”
During 2006, the Company reached the end of its three-year plan for the integration of Centerpulse AG, which it acquired on October 2, 2003. More than 3,000 milestones were completed. The Company said it has realized annual synergies of more than $100 million, exceeding the originally projected $70 to $90 million.

In the fourth quarter, the Company purchased 2.2 million common shares for a total of $168 million as part of its $1 billion repurchase program announced in 2005. Total purchases for the year were 12.1 million shares for a total of $799 million. In addition to the $201 million in authorization still available under this program, which expires December 31, 2007, a second $1 billion repurchase program was authorized by the Board of Directors in December 2006 with an expiration date of December 31, 2008.
During the fourth quarter, Mr. Elliott announced that he plans to retire as President and CEO of the Company during the first half of 2007, assuming that a successor CEO has been named. He will remain Chairman through at least November 2007.
Sales Tables

The following tables provide sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter and full year on both a reported and constant currency basis.

NET SALES — THREE MONTHS ENDED DECEMBER 31, 2006
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth
Geographic Segments
Americas	$538	9%	9%
Europe	267	14	6
Asia Pacific	129	7	6

Total	934	10	8

Product Categories
Reconstructive
Americas	434	10	10
Europe	241	14	6
Asia Pacific	105	9	8

Total	780	11	8

Knees
Americas	241	9	9
Europe	102	14	6
Asia Pacific	46	12	10

Total	389	11	8

Hips
Americas	150	9	9
Europe	119	11	3
Asia Pacific	50	3	3

Total	319	9	6

Extremities	22	26	24

Dental	50	27	24

Trauma	51	11	9

Spine	46	8	7

Orthopaedic Surgical Products and other	57	(1)	(2)

NET SALES — TWELVE MONTHS ENDED DECEMBER 31, 2006
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth
Geographic Segments
Americas	$2,076	7%	7%
Europe	931	6	6
Asia Pacific	488	4	7

Total	3,495	6	7

Product Categories
Reconstructive
Americas	1,680	8	8
Europe	836	6	6
Asia Pacific	391	4	7

Total	2,907	7	7

Knees
Americas	941	7	7
Europe	353	8	8
Asia Pacific	168	6	8

Total	1,462	7	7

Hips
Americas	579	8	7
Europe	418	2	2
Asia Pacific	192	0	4

Total	1,189	4	5

Extremities	77	17	17

Dental	179	21	20

Trauma	195	8	9

Spine	177	11	11

Orthopaedic Surgical Products and other	216	(4)	(3)

Net earnings for the fourth quarter were $245 million on a reported and adjusted basis. Fourth quarter adjusted net earnings, excluding the effect of Share-Based Payment, were $260 million, a 21% increase over the fourth quarter of 2005.
Net earnings for the full year 2006 were $835 million on a reported basis, and were $843 million adjusted, an increase of 9% adjusted over the prior year period. Full year 2006 adjusted net earnings, excluding the effect of Share-Based Payment, were $897 million, a 16% increase over the full year 2005.
Guidance
The Company is increasing its sales and adjusted earnings per share guidance for 2007.
Full year 2007 sales are expected to be approximately $3,851 million, representing an increase of 10.2% over 2006. This is $40 million over current First Call consensus and a $20 million increase from the middle of the Company’s previous range communicated in a press release on December 13, 2006. Since the Company’s December 13 guidance, the U.S. dollar has strengthened, reducing expected full year 2007 sales growth by about $25 million. The new guidance, therefore, is a $45 million increase over the implied constant currency growth previously communicated.

Quarterly sales expectations for 2007 are being increased to approximately:

	Sales Guidance		Current First Call
	(approximate dollars		Consensus (dollars
Period	in millions)	% Growth	in millions)
First Quarter	$932	8%	$929
Second Quarter	$970	10%	$964
Third Quarter	$905	10%	$899
Fourth Quarter	$1,044	12%	$1,016
Full Year	$3,851	10%	$3,811
As communicated previously, sales estimates for the first quarter incorporate the following contributing factors: four fewer billing days in Japan, the Company’s second largest country market; the full year effect of the April 1, 2006 price decrease in Japan as well as the additional price decrease in Japan effective January 1, 2007, both of which have been announced previously; and the loss of the Company’s OrthoPat distribution contract, effective February 28, 2006. Excluding these factors, expected first quarter sales growth would be approximately 10%.
Sales estimates assume foreign currency exchange rates in effect on January 23, 2007 remain unchanged throughout 2007, resulting in an additional $29 million or 0.8% of sales growth for 2007 over 2006.
The Company is increasing its adjusted diluted earnings per share guidance for full year 2007 by $0.05 from the middle of its previous range to $3.95, representing an increase of approximately 15% over 2006. Quarterly expectations for 2007 are being increased to approximately:

	Adjusted
	Earnings Per Share		Current First Call
Period	Guidance	% Growth	Consensus
First Quarter	$0.93	13%	$.92
Second Quarter	$0.97	17%	$.97
Third Quarter	$0.90	17%	$.90
Fourth Quarter	$1.15	13%	$1.12
Full Year	$3.95	15%	$3.91

Earnings in the first quarter are expected to grow at a slower rate than the remaining quarters of 2007 due to the previously mentioned lower sales growth and planned spending in direct-to-consumer advertising in support of the Company’s new Zimmer Gender Solutions Knee.
Conference Call

The Company will conduct its fourth quarter 2006 investor conference call on January 30, 2007, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.
Individuals who wish to dial into the conference call may do so at (800) 406-1106. International callers should dial (706) 634-7075. A digital recording will be available two hours after the completion of the conference call from January 30, 2007 to February 13, 2007. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 4400697. A copy of this press release and other financial and statistical information about the periods to be presented in the conference call will be accessible through the Zimmer website at http://investor.zimmer.com.
Zimmer 2007 AAOS Analyst Meeting

As previously announced, the Company will conduct a meeting for investment analysts on Wednesday, February 14, 2007, during the American Academy of Orthopaedic Surgeons meeting in San Diego. The meeting will be held at 5:00 p.m. Pacific Time in the Randle Ballroom (fourth level) of the Manchester Grand Hyatt Hotel in San Diego.
The investment analyst meeting will be hosted by Ray Elliott, Chairman, President and CEO, and Sam Leno, Executive Vice President, Finance and Corporate Services and Chief Financial Officer, and will feature a presentation and question-and-answer period.
Investment analysts are encouraged to pre-register for the meeting by contacting Michele Picillo in advance of the meeting at 574-372-4474 or by e-mail at michele.picillo@zimmer.com.

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2006 sales were approximately $3.5 billion. The Company is supported by the efforts of nearly 7,000 employees worldwide.
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For more information about Zimmer and the Gender Solutions™ Knee, visit www.zimmer.com
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to operating performance measures that exclude acquisition, integration and other expenses and inventory step-up. This press release also includes amounts for adjusted net earnings and adjusted net earnings per diluted share that “exclude the effect of Share-Based Payment.” The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.
Zimmer Safe Harbor Statement

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate acquired businesses, the outcome of the Department of Justice investigations announced in March 2005 and June 2006, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to conduct a successful search for a new chief executive officer and the ability of the new chief executive officer to gain proficiency in leading our company, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 and 2005
( in millions, except per share amounts, unaudited)

	2006	2005	% Inc/(Dec)
Net Sales	$933.6	$848.3	10%
Cost of products sold	207.5	185.8	12

Gross Profit	726.1	662.5	10

Research and development	45.6	45.9	(1)
Selling, general and administrative	345.6	313.7	10
Acquisition, integration and other	(3.4)	21.9	(115)

Operating expenses	387.8	381.5	2

Operating Profit	338.3	281.0	20
Interest income (expense)	1.5	(0.8)	282

Earnings before income taxes and minority interest	339.8	280.2	21
Provision for income taxes	95.0	80.3	18
Minority interest	(0.1)	(0.3)	(60)

Net Earnings	$244.7	$199.6	23

Earnings Per Common Share
Basic	$1.03	$0.81	27
Diluted	$1.02	$0.80	28

Weighted Average Common Shares Outstanding
Basic	238.5	247.7
Diluted	241.0	249.8

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006 and 2005
(in millions, except per share amounts)

	2006	2005	% Inc/(Dec)
	(unaudited)
Net Sales	$3,495.4	$3,286.1	6%
Cost of products sold	780.1	739.4	6

Gross Profit	2,715.3	2,546.7	7

Research and development	188.3	175.5	7
Selling, general and administrative	1,355.7	1,259.6	8
Acquisition, integration and other	6.1	56.6	(89)

Operating expenses	1,550.1	1,491.7	4

Operating Profit	1,165.2	1,055.0	10
Interest income (expense)	3.8	(14.3)	127

Earnings before income taxes and minority interest	1,169.0	1,040.7	12
Provision for income taxes	334.0	307.3	9
Minority interest	(0.5)	(0.9)	(45)

Net Earnings	$834.5	$732.5	14

Earnings Per Common Share
Basic	$3.43	$2.96	16
Diluted	$3.40	$2.93	16

Weighted Average Common Shares Outstanding
Basic	243.0	247.1
Diluted	245.4	249.8

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 and 2005
(in millions)

	December 31
	2006	2005
	(unaudited)
Assets
Current Assets:
Cash and equivalents	$265.7	$233.2
Restricted cash	2.4	12.1
Receivables, net	625.5	524.2
Inventories, net	638.3	583.7
Other current assets	214.3	222.4

Total current assets	1,746.2	1,575.6

Property, plant and equipment, net	807.1	708.8
Goodwill	2,515.6	2,428.8
Intangible assets, net	712.6	756.6
Other assets	192.9	252.1

Total Assets	$5,974.4	$5,721.9

Liabilities and Shareholders’ Equity

Current liabilities	$628.2	$606.9
Other long-term liabilities	323.4	348.3
Long-term debt	99.6	81.6
Minority interest	2.7	2.3
Shareholders’ equity	4,920.5	4,682.8

Total Liabilities and Shareholders’ Equity	$5,974.4	$5,721.9

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 and 2005
(in millions, unaudited)

	2006	2005
Cash flows provided by (used in) operating activities
Net earnings	$244.7	$199.6
Depreciation and amortization	52.6	49.7
Share-based compensation	20.0	—
Inventory step-up	—	0.4
Income tax benefits from stock option exercises	5.8	0.5
Excess income tax benefits from stock option exercises	(4.3)	—
Changes in operating assets and liabilities
Income taxes	1.1	7.3
Receivables	(29.0)	3.5
Inventories	(4.7)	(3.6)
Accounts payable and accrued expenses	(52.6)	(9.2)
Other assets and liabilities	13.5	2.3

Net cash provided by operating activities	247.1	250.5

Cash flows provided by (used in) investing activities
Additions to instruments	(33.2)	(20.4)
Additions to other property, plant and equipment	(57.7)	(39.8)
Implex acquisition, net of acquired cash	(19.6)	(44.1)
Other	(1.8)	(2.0)

Net cash used in investing activities	(112.3)	(106.3)

Cash flows provided by (used in) financing activities
Proceeds from issuance of common stock	15.9	1.6
Excess income tax benefits from stock option exercises	4.3	—
Repurchase of common stock	(167.9)	(4.1)

Net cash used in financing activities	(147.7)	(2.5)

Effect of exchange rates on cash and equivalents	3.0	(0.3)

Increase (decrease) in cash and equivalents	(9.9)	141.4
Cash and equivalents, beginning of period	275.6	91.8

Cash and equivalents, end of period	265.7	233.2

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006 and 2005
(in millions)

	2006	2005
	(unaudited)
Cash flows provided by (used in) operating activities
Net earnings	$834.5	$732.5
Depreciation and amortization	197.4	185.7
Share-based compensation	76.0	—
Inventory step-up	—	5.0
Income tax benefits from stock option exercises	11.6	34.3
Excess income tax benefits from stock option exercises	(8.0)	—
Changes in operating assets and liabilities
Income taxes	68.7	85.0
Receivables	(76.9)	(35.3)
Inventories	(39.2)	(79.2)
Accounts payable and accrued expenses	(29.9)	(40.1)
Other assets and liabilities	6.5	(9.7)

Net cash provided by operating activities	1,040.7	878.2

Cash flows provided by (used in) investing activities
Additions to instruments	(126.2)	(150.0)
Additions to other property, plant and equipment	(142.1)	(105.3)
Implex acquisition, net of acquired cash	(28.1)	(44.1)
Proceeds from sale of property, plant and equipment	16.2	—
Other	(6.8)	(11.7)

Net cash used in investing activities	(287.0)	(311.1)

Cash flows provided by (used in) financing activities
Proceeds from issuance of common stock	41.3	76.7
Excess income tax benefits from stock option exercises	8.0	—
Repurchase of common stock	(798.8)	(4.1)
Net proceeds/(payments) on lines of credit	18.8	(5.3)
Payments on term loan	—	(550.0)
Debt issuance costs	—	(1.9)

Net cash used in financing activities	(730.7)	(484.6)

Effect of exchange rates on cash and equivalents	9.5	(3.9)

Increase (decrease) in cash and equivalents	32.5	78.6
Cash and equivalents, beginning of period	233.2	154.6

Cash and equivalents, end of period	265.7	233.2

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC SEGMENT
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2006 and 2005
(in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Increase	2006	2005	% Increase
	(unaudited)	(unaudited)		(unaudited)
Americas	$537.2	$493.4	9%	$2,076.5	$1,941.8	7%
Europe	267.1	234.1	14	931.1	874.8	6
Asia Pacific	129.3	120.8	7	487.8	469.5	4

Total	$933.6	$848.3	10	$3,495.4	$3,286.1	6

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2006 and 2005
(in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	% Inc/(Dec)	2006	2005	% Inc/(Dec)
	(unaudited)	(unaudited)		(unaudited)
Reconstructive	$780.2	$702.3	11%	$2,907.5	$2,721.0	7%
Trauma	50.5	45.7	11	194.7	179.8	8
Spine	46.1	42.6	8	177.4	160.4	11
OSP and other	56.8	57.7	(1)	215.8	224.9	(4)

Total	$933.6	$848.3	10	$3,495.4	$3,286.1	6

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Three Months Ended
	December 31, 2006
		Foreign	Constant
	Reported	Exchange	Currency
	% Growth	Impact	% Growth
Geographic Segments
Americas	9%	0%	9%
Europe	14	8	6
Asia Pacific	7	1	6
Total	10	2	8

Product Categories
Reconstructive
Americas	10	0	10
Europe	14	8	6
Asia Pacific	9	1	8
Total	11	3	8

Knees
Americas	9	0	9
Europe	14	8	6
Asia Pacific	12	2	10
Total	11	3	8

Hips
Americas	9	0	9
Europe	11	8	3
Asia Pacific	3	0	3
Total	9	3	6

Extremities	26	2	24

Dental	27	3	24

Trauma	11	2	9

Spine	8	1	7

OSP and other	(1)	1	(2)

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Twelve Months Ended
	December 31, 2006
		Foreign	Constant
	Reported	Exchange	Currency
	% Growth	Impact	% Growth
Geographic Segments
Americas	7%	0%	7%
Europe	6	0	6
Asia Pacific	4	(3)	7
Total	6	(1)	7

Product Categories
Reconstructive
Americas	8	0	8
Europe	6	0	6
Asia Pacific	4	(3)	7
Total	7	0	7

Knees
Americas	7	0	7
Europe	8	0	8
Asia Pacific	6	(2)	8
Total	7	0	7

Hips
Americas	8	1	7
Europe	2	0	2
Asia Pacific	0	(4)	4
Total	4	(1)	5

Extremities	17	0	17

Dental	21	1	20

Trauma	8	(1)	9

Spine	11	0	11

OSP and other	(4)	(1)	(3)

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings, Adjusted Net Earnings and
Adjusted Net Earnings, excluding the effects of share-based payment
For the Three Months Ended December 31, 2006 and 2005
(in millions, unaudited)

	Three Months
	Ended December 31,
	2006	2005
Net Earnings	$244.7	$199.6
Acquisition, integration and other	(3.4)	21.9
Inventory step-up	—	0.4
Taxes on acquisition, integration and other and inventory step-up	4.1	(7.3)

Adjusted Net Earnings	245.4	214.6
Share-based payment, net of tax	14.4	—

Adjusted Net Earnings, excluding the effects of share-based payment	$259.8	$214.6

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings, Adjusted Net Earnings and
Adjusted Net Earnings, excluding the effects of share-based payment
For the Twelve Months Ended December 31, 2006 and 2005
(in millions, unaudited)

	Twelve Months
	Ended December 31,
	2006	2005
Net Earnings	$834.5	$732.5
Acquisition, integration and other	6.1	56.6
Inventory step-up	—	5.0
Taxes on acquisition, integration and other and inventory step-up	2.5	(19.3)

Adjusted Net Earnings	843.1	774.8
Share-based payment, net of tax	53.4	—

Adjusted Net Earnings, excluding the effects of share-based payment	$896.5	$774.8

ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS, Adjusted Diluted EPS and
Adjusted Diluted EPS, excluding the effects of share-based payment
For the Three Months Ended December 31, 2006 and 2005
(unaudited)

	Three Months
	Ended December 31,
	2006	2005
Diluted EPS	$1.02	$0.80
Acquisition, integration and other	0.01	0.09
Inventory step-up	—	—
Taxes on acquisition, integration and other and inventory step-up	(0.01)	(0.03)

Adjusted Diluted EPS	1.02	0.86
Share-based payment, net of tax	0.06	—

Adjusted Diluted EPS, excluding the effects of share-based payment	$1.08	$0.86

ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS, Adjusted Diluted EPS and
Adjusted Diluted EPS, excluding the effects of share-based payment
For the Twelve Months Ended December 31, 2006 and 2005
(unaudited)

	Twelve Months
	Ended December 31,
	2006	2005
Diluted EPS	$3.40	$2.93
Acquisition, integration and other	0.03	0.23
Inventory step-up	—	0.02
Taxes on acquisition, integration and other and inventory step-up	0.01	(0.08)

Adjusted Diluted EPS	3.44	3.10
Share-based payment, net of tax	0.21	—

Adjusted Diluted EPS, excluding the effects of share-based payment	$3.65	$3.10

ZIMMER HOLDINGS, INC.
Reconciliation of Net Margin, Adjusted Net Margin and
Adjusted Net Margin excluding the effects of share-based payment
For the Three and Twelve Months Ended December 31, 2006
(unaudited)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31
	2006	2006
Net Margin	26.2%	23.9%
Acquisition, integration and other, net of tax	0.1	0.2

Adjusted Net Margin	26.3	24.1
Share-based payment, net of tax	1.5	1.5

Adjusted Net Margin excluding the effects of share-based payment	27.8%	25.6%

ZIMMER HOLDINGS, INC.
Reconciliation of Operating Margin, Adjusted Operating Margin and
Adjusted Operating Margin excluding the effects of share-based payment
For the Three and Twelve Months Ended December 31, 2006
(unaudited)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2006	2006
Operating Margin	36.2%	33.3%
Acquisition, integration and other	(0.3)	0.2

Adjusted Operating Margin	35.9	33.5
Share-based payment	2.1	2.1

Adjusted Operating Margin excluding the effects of share-based payment	38.0%	35.6%

ZIMMER HOLDINGS, INC.
Reconciliation of Gross Margin, Adjusted Gross Margin and
Adjusted Gross Margin excluding the effects of share-based payment
For the Three and Twelve Months Ended December 31, 2006
(unaudited)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2006	2006
Gross Margin and Adjusted Gross Margin	77.8%	77.7%
Share-based payment	0.3	0.3

Adjusted Gross Margin excluding the effects of share-based payment	78.1%	78.0%